UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 18, 2012

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34080	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February [18], 2012, Mr. William Wei Lee, a director of China Sky One Medical, Inc. (the “Company”) and Chairman of the Company’s Audit committee and member of the Company’s Compensation Committee and Finance Committee [sent a letter to MSPC, the Company’s auditors notifying them that he] resigned from his positions with the Company. Mr. Lee advised the Company that he is resigning because (i) he finds it difficult to get in touch and communicate with the Company’s finance people, so as to carry out his responsibilities as a board director and (ii) he is fully occupied with his own business. [Mr. Lee also stated that the truth is that since Chairman Liu’s illness, CSKI is in a state of total chaos, making it simply impossible for him to do anything as a board member.]

Item 9.01.	Financial Statements and Exhibits

99.1 Resignation email of William Lee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: March 24, 2012	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President